Exhibit 10.1
COMSTOCK MINING INC.

2011 EQUITY INCENTIVE PLAN
1. Purpose

The Corporation’s philosophy is to align total compensation with the goal of the Company for creating wealth, in the same manner, for all stakeholders. This Plan has been adopted to support that philosophy and the interest of the Corporation and its stockholders by providing appropriate forms of stock-based compensation alternatives that strengthen the ability of the Company to attract, motivate and retain directors, employees and others in a position to affect the financial and operational performance of the Company.

2. Definitions

Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

(a) “Affiliate,” and correlative terms, means, with respect to any Person, (i) any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person or (ii) any director, officer, partner or employee of such Person or any Person specified in clause (i) above.

(b) “Award” means an award granted under this Plan.

(c) “Award Agreement” means a written (including electronic) agreement, document or instrument evidencing an Award that is signed (including electronically) by the Corporation. An Award Agreement may, but need not be, executed or acknowledged by the applicable Participant.

(d) “Board” means the Board of Directors of the Corporation.

(e) “Cause” means (unless otherwise defined in another agreement between a Participant and the Corporation or an Award Agreement):

(i) intentional or negligent failure of a Participant to substantially perform his duties (other than due to Disability);

(ii) a Participant’s conviction of or plea of no contest to a crime constituting (A) a felony (or equivalent) under applicable laws or (B) a misdemeanor involving deceit, dishonesty or fraud that relates to the Company; or

(iii) intentional or negligent conduct of a Participant which is demonstrably injurious to the Company, monetarily or otherwise (other than to a de minimus extent).

(f) “CEO” means the Chief Executive Officer of the Corporation.

(g) A “Change in Control” shall be deemed to occur if any of the following events or circumstances shall occur:

(i) any “person” or “group” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act becomes the beneficial owner of 40% or more of the then outstanding Common Stock or 40% or more of the then outstanding voting securities of the Corporation;

(ii) any “person” or “group” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act acquires, by proxy or otherwise, the right to vote on any matter or question with respect to 40% or more of the then outstanding Common Stock or 40% or more of the combined voting power of the then outstanding voting securities of the Corporation;

(iii) Present Directors and New Directors cease for any reason to constitute a majority of the Board (and, for purposes of this clause (iii), “Present Directors” shall mean individuals who, at the beginning of any consecutive twenty four month period, were members of the Board and “New Directors” shall mean individuals whose election by the Board or whose nomination for election as directors by the Corporation’s stockholders was approved by at least two-thirds of the Present Directors and New Directors then in office);

(iv) the stockholders of the Corporation approve a plan of dissolution or complete or substantially complete liquidation of the Corporation; or

(v) the consummation of:

(A) any reorganization, restructuring, recapitalization, reincorporation, merger, consolidation or similar form of corporate transaction involving the Corporation (a “Business Combination”) unless, following such Business Combination, (1) all or substantially all of the Persons who were the beneficial owners of Common Stock and voting securities of the Corporation outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities, and more than 50% the combined voting power of the voting securities, of the entity resulting from such Business Combination (which phrase, for purposes of this clause (v), includes the Corporation, if it is such resulting entity, and an entity that, as a result of such Business Combination, owns the Corporation or all or substantially all of the consolidated assets of the Corporation either directly or through one or more subsidiaries) outstanding after such Business Combination in substantially the same proportions as their ownership of Common Stock and combined voting power of voting securities of the Corporation, respectively, outstanding immediately prior to such Business Combination, (2) no “person” or “group” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act (excluding (x) any entity resulting from such Business Combination and (y) any employee benefit plan (or related trust) of any entity resulting from such Business Combination) beneficially owns 40% or more of the common equity securities, or 40% or more of the combined voting power of the voting securities, of the entity resulting from such Business Combination outstanding after such Business Combination (except to the extent that such beneficial ownership existed prior to such Business Combination with respect to Common Stock and voting securities of the Corporation outstanding immediately prior to such Business Combination) and (3) at least a majority of the members of the board of directors (or similar governing body) of the entity resulting from such Business Combination were members of the Board at the earliest of the time of the execution of the initial agreement providing for such Business Combination, the time of the action of the Board approving such Business Combination or, if such approval is required or sought, at the time of action of the stockholders approving such Business Combination; or

(B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or a majority of the consolidated assets of the Corporation, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale).

Notwithstanding anything contained herein to the contrary, a “Change in Control” shall not be deemed to have occurred:

(x) pursuant to the preceding clause (i) or (ii) solely because 40% or more of the then outstanding Common Stock or the then outstanding voting securities of the Corporation is or becomes beneficially owned or is or becomes directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Company;

(y) only for purposes of determining the timing of a delivery of Shares with respect to any Award that is a “deferral of compensation” under Section 409A, unless the event or circumstance also constitutes a “change in the ownership or effective control” of the Corporation or a “change in the ownership of a substantial portion of the assets” of the Corporation, in each case, within the meaning of Section 409A; provided, however, that such an Award shall still vest upon a Change in Control (as defined herein without regard to this clause (y)) to the extent the applicable Award Agreement provides for vesting upon such a Change in Control; or

(z) pursuant to the preceding clause (i) or (ii) so long (but only for so long) as the Winfield Group collectively holds, beneficially and entirely for their own respective accounts, at the time of such event or circumstance, and thereafter continues to hold, beneficially and entirely for their own respective accounts, at least a majority of the voting power of the then outstanding voting securities of the Corporation.

For purposes of this definition, references to “beneficial owner” and correlative phrases shall have the same meanings as set forth in Rule 13d-3 under the Exchange Act (except that ownership by underwriters (including when acting as initial purchasers in a private offering) solely for purposes of a distribution or offering shall not be deemed to be “beneficial ownership”), references to “affiliate” and “associates” shall have the same meanings as set forth under the Exchange Act and references to the Exchange Act shall mean the Exchange Act as in effect on April 30, 2011.

(h) “Code” means the Internal Revenue Code of 1986 and the rules, regulations and official guidance thereunder.

(i) “Committee” means the Compensation Committee of the Board (or an independent director or group of independent directors performing the functions thereof) or the Board, if either there is no such Committee or the Board is acting in lieu of such Committee. Except to the extent prohibited by applicable laws, rules or regulations, the Board shall have the right, power and authority to exercise any and all rights, powers and authorities of the Committee in respect of this Plan and any Award.

(j) “Common Stock” means the common stock, par value $0.000666 per share, of the Corporation or such other securities of the Corporation as may be substituted therefor pursuant to the provisions hereof.

(k) “Company” means the Corporation, the Subsidiaries and its and their controlled Affiliates, individually or collectively as may be appropriate in the applicable circumstances.

(l) “Consultant” means a consultant, advisor, representative, agent or other independent contractor who performs services (other than as an Employee) for the Company.

(m) “Control,” and correlative words, with respect to any Person, mean the ability of another Person to control or direct the management, actions or policies of such Person, whether by ownership of voting securities, by contract or otherwise.

(n) “Corporate Event” has the meaning set forth in Section 3.3.

(o) “Corporation” means Comstock Mining Inc. and such successor as may be substituted therefor pursuant to the provisions hereof.

(p) “Detrimental Conduct” means activities which have been, are or would reasonably be expected to be detrimental to interests of the Company, as determined in the sole and good faith judgment of the Board. Such activities include unlawful conduct under securities, antitrust, tax or other laws, improper disclosure or use of confidential or proprietary information or trade secrets, competition with or improper taking of a corporate opportunity of any business of the Company, failure to cooperate in any investigation or legal proceeding, or misappropriation of property.

(q) “Disability” means (unless otherwise defined in another agreement between a Participant and the Corporation or an Award Agreement) a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 6 months, (ii) becomes entitled to benefits under any long term disability plan than maintained by the Company by reason of any physical or mental impairment or (iii) for purposes of determining the timing of a delivery of Shares with respect to, or other compensation payable in respect of, any Award that is a “deferral of compensation” under Section 409A and payable upon a Participant’s Disability, is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months.

(r) “Dividend Equivalent” means an amount equal to cash dividends and distributions that are payable during the period beginning on the day after the Grant Date and ending on the Exercise Date in respect of the applicable Award.

(s) “Effective Date” means the date of adoption of this Plan by the Board.

(t) “Eligible Person” means any Employee and, in the case of Awards other than Incentive Stock Option Awards, (i) any Consultant and (ii) any Non-Employee Director.

(u) “Employee” means any Person who is employed by the Company.

(v) “Exchange Act” means, except as otherwise provided in Section 2(g), the Securities Exchange Act of 1934 and the rules, regulations and official guidance thereunder.

(w) “Exercise Date” means, with respect to an Award (unless otherwise provided in the applicable Award Agreement), (i) the date on which such Award is properly exercised, or on which an election to have such Award settled or to have payment or delivery made thereunder is properly made, by the Participant or (ii) for an Award that is not “exercisable,” the date on which payment or delivery under such Award becomes due pursuant to the terms thereof.

(x) “Exercise Price” or “Award Price,” with respect to an Award, means the exercise, base or purchase price (if any) in respect thereof.

(y) “Fair Market Value” of a share of Common Stock as of any date means:

(i) the closing sale price on such date or, if there are no trades on such date, the mean between the closing bid and asked prices on such date, on the principal exchange or market on which the Common Stock is then publicly traded (as reported by such exchange or market or, if not so reported, as reported by another customary financial reporting service); or

(ii) if the Common Stock is not publicly traded or, if it is publicly traded but the sales prices or bid and asked prices are not so reported, the fair market value as determined by the Committee in accordance with Section 409A.

(z) “Grant Date” means the date specified by the Committee on which a grant of an Award to a Participant shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

(aa) “Incentive Stock Option” means an option to purchase Shares granted pursuant to Section 6, which is intended to qualify and in fact qualifies as an incentive stock option under Sections 421 and 422 of the Code.

(bb) “Non-Employee Director” means a member of the Board, or a member of the board of directors of a Subsidiary, who is not an Employee.

(cc) “Non-Qualified Stock Option” means an option to purchase Shares granted pursuant to Section 6, which is not an Incentive Stock Option.

(dd) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(ee) “Option Award” means an Award of an Incentive Stock Option or a Non-Qualified Stock Option.

(ff) “Participant” means any Eligible Person who holds an outstanding Award.

(gg) “Performance Objective” means, for a Performance Period, an objective (i.e., a performance goal) established by the Committee for such Performance Period based on Performance Measures selected by the Committee.

(hh) “Performance Measures” means, with respect to an Award, one or more performance criteria, which may be applied with respect to an individual Participant, the Corporation, any Subsidiary, the Company or any division, line of business or functional or business unit and which may be measured on an absolute, adjusted or relative basis, including: stock price; earnings or earnings per share; stockholder return; return on capital, investment or stockholders’ equity; cash flow or throughput; return on assets employed; operating profit; working capital; market share; net worth; inventory turnover; completion of significant projects or implementation of significant new processes; and achievement of strategic objectives. For Awards which are Section 162(m) Awards, “Performance Measures” means those that satisfy the requirements of and are adopted as required by Section 162(m). For Awards which are not Section 162(m) Awards, “Performance Measures” means those prescribed by the Committee.

(ii) “Performance Period” means a period established by the Committee at the time any Performance Share or Performance Unit Award is granted or at any time thereafter (so long as, in the case of a Section 162(m) Award, such period is established within the time allowed under Section 162(m)) during which any Performance Measures with respect to such Award are to be achieved.

(jj) “Performance Share Award” means an Award granted pursuant to Section 10, representing the unfunded and unsecured right to receive Shares contingent upon the ac hievement of one or more Performance Measures.
(kk) “Performance Unit Award” means an Award granted pursuant to Section 10, representing the unfunded and unsecured right to receive one or more units, denominated in Shares or cash or a combination thereof, contingent upon achieving one or more Performance Measures.

(ll) “Permitted Transferee” means, with respect to a Participant, a member (including by reason of adoption) of such Participant’s immediate family, which shall include grandparents, parents, aunts, uncles, nieces, nephews, spouses, siblings, children and grandchildren of such Participant and his or her spouse and lineal descendants thereof, and any estate, trust, corporation, limited liability company, partnership, or other entity, 90% of the voting, equity and beneficial interests in which are held by or for such Persons and such other Person as the Committee may authorize.

(mm) “Person” includes an individual, an estate, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, an association and any other entity as well as a government or any department, agency or political subdivision thereof.

(nn) “Phantom Stock Award” means an Award granted pursuant to Section 9, representing the unfunded and unsecured right to receive cash in an amount equal to the Fair Market Value of Shares.

(oo) “Plan” means this Comstock Mining, Inc. 2011 Equity Incentive Plan, as amended.

(pp) “Restricted Stock Award” means an Award granted pursuant to Section 8, representing the unfunded and unsecured right to receive a Share.

(qq) “Restricted Stock Unit Award” means an Award granted pursuant to Section 9, representing the unfunded and unsecured right to receive one or more units, denominated in Shares.

(rr) “Section 162(m)” means Section 162(m) of the Code and the rules, regulations and official guidance issued thereunder.

(ss) “Section 162(m) Award” means any Option and any other Award that is intended to qualify and in fact qualifies for the performance-based compensation exemption to the application of the $1 million deduction limit under Section 162(m).

(tt) “Section 409A” means Section 409A of the Code and the rules, regulations and official guidance issued thereunder.

(uu) “Share” means a share of Common Stock.

(vv) “Securities Act” means the Securities Act of 1933 and the rules, regulations and official guidance thereunder.

(ww) “Separation from Service” means a “separation from service” within the meaning of Section 409A.

(xx) “Specified Employee” means an Employee treated as a “specified employee” as of his or her “Separation from Service” under Section 409A(a)(2)(B)(i) of the Code.

(yy) “Stock Appreciation Right Award” or “SAR Award” means an Award granted pursuant to Section 7, representing the unfunded and unsecured right to receive Shares with a Fair Market Value equal to the excess (if any) specified in Section 7.

(zz) “Subsidiary” means a Person that is Controlled, directly or indirectly, by the Corporation; provided, however, that, with respect to Incentive Stock Options, the term “Subsidiary” shall include only a Person that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Corporation.

(aaa) “Substitute Award” means an Award granted pursuant to Section 3.2 solely in connection with the assumption of, or in substitution for, outstanding awards previously granted by a Person acquired by the Company or with which the Company merges or combines.

(bbb) “Terminated Plans” means the various equity plans of the Corporation, in each case, as in effect on the Effective Date, including, without limit, the equity incentive plans of the Company adopted in 2005 and 2006.

(ccc) “Transfer,” and correlative words, means, with respect to any Award, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration and whether voluntary, involuntary or by operation of law) of such Award or any interest therein.

(ddd) “Winfield Group” means John V. Winfield, his heirs, personal representatives, entities and family trusts created and controlled by Mr. Winfield, any individual retirement accounts held by Mr. Winfield, Santa Fe Financial Corporation, Portsmouth Square, Inc. and InterGroup Corporation.

3. Shares and Adjustments

3.1 Number of Shares.  Subject to Sections 3.2 and 3.3, the aggregate number of Shares that may be delivered under this Plan in any type of Award(s) is 6,000,000 Shares. The Shares delivered under this Plan may consist of authorized but unissued Shares, treasury Shares or issued Shares that have been reacquired by the Company on the open market or otherwise. Notwithstanding anything contained herein to the contrary, in no event shall the number of Shares subject to Awards granted to any one Participant during any one calendar year exceed 50% of the aggregate number of Shares that may be delivered under the Plan.

3.2 Calculation of Shares.  To the extent that any Award is terminated, forfeited or cancelled or expires or is otherwise surrendered or returned to the Company, in each case prior to delivery of Shares thereunder, or is paid or settled in cash, the underlying Shares will no longer be charged against the aggregate number set forth in Section 3.1 (until they become subject to another Award) and may again be made subject to Awards under this Plan. For purposes of calculating the number of Shares used and available for use under this Plan (i) only Shares underlying Awards that have been or, by their terms, may be settled by delivery of Shares shall be charged against such number, (ii) Awards in respect of which payment of cash is made in lieu of delivery of Shares shall be deemed to have been terminated prior to the delivery of Shares thereunder, (iii) Shares deliverable or delivered under Substitute Awards shall not be charged against such number, (iv) shares retained by or relinquished to the Corporation in payment of any Exercise Price or satisfaction of any tax withholding obligation in respect of an Award shall not be charged against such number and (v) outstanding Shares delivered to the Corporation in payment of any Exercise Price or satisfaction of any tax withholding obligation in respect of an Award shall be added to such number.

3.3 Mandatory Adjustments.  If (i) any reincorporation, recapitalization, reorganization, reclassification, stock dividend, stock split, reverse stock split or other change in the capital stock of the Corporation shall occur, (ii) any asset or stock acquisition or divestiture, merger, consolidation, share exchange, spin-off, split-up or other business combination involving the Company shall occur, (iii) any unusual and material impairment, judgment, settlement, change in accounting principles, change in tax or other laws, rules or regulations, change in fiscal year, gain or loss or other corporate event or transaction involving the Company shall occur or (iv) any dividend or distribution (other than a cash dividend that is ordinary in nature and amount) shall be declared or made with respect to the Common Stock (each, a “Corporate Event”) or if any Change in Control shall occur, the Committee shall, in the manner and to the extent that it deems appropriate and equitable, cause an adjustment to be made in: (A) the maximum number and kind of securities subject to this Plan; (B) the number, kind and amount of securities, rights and cash subject to then outstanding Awards; (C) the Exercise Price of then outstanding Awards, and (D) the other terms of this Plan and then outstanding Awards (including Performance Objectives, Performance Periods and Performance Measures, to the extent permitted under Section 162(m)); provided, however, that, in the case of Incentive Stock Options and Section 162(m) Awards, such adjustments shall be made in a manner consistent with the applicable requirements of Sections 162(m) and 424(a) of the Code; provided further, however, that, in the case of Options intended to not provide for the “deferral of compensation” within the meaning of Section 409A, such adjustment shall be made in a manner consistent with the applicable requirements of Section 409A. Such adjustment shall be conclusive and binding for all purposes.

3.4 Permissible Adjustment on a Change in Control.  Without limiting the adjustments required or permitted under Section 3.3, but subject to the requirements of Section 162(m), in the case of a Section 162(m) Award, and Section 409A, in the case of an Award that provides for the “deferral of compensation” within the meaning of Section 409A, the Committee may prescribe additional provisions relating to the effect of a Change in Control or a Corporate Event on an Award. Such provisions need not be in an Award Agreement, will not require the consent of a Participant and may include: (i) acceleration of the vesting and exercisability of any Award; (ii) extension of time periods for satisfying vesting or Transferability conditions with respect to, or exercising or realizing payments, rights, benefits or gains from, any Award; (iii) elimination or modification of conditions related to vesting, Transferability or exercisability of or payments, rights, benefits or gains under, any Award; (iv) provision for the settlement of any Award with an equivalent value in other securities, cash or properties; (v) requirement that outstanding Awards that are “in-the-money” be settled in cash in an amount equal to the amount by which they are “in-the-money”, as determined by the Committee; (vi) requirement that Participants surrender their outstanding Awards that are “in-the-money” in exchange for a settlement immediately following the Change in Control, as determined by the Committee; (vii) cancellation of any or all Awards that are not “in-the-money” without consideration; and (viii) cancellation or forfeiture of any Awards that are not vested as of the date of the Change in Control without consideration. Such surrender, settlement and cancellation shall take place as of the date of the Change in Control or such other date as the Committee may specify. For purposes of this Section 3, an Award is deemed to be “in-the-money” if the excess of the Fair Market Value as of the date of the Change in Control over the Award Price is a positive value.

3.5 Permissible Adjustment on a Corporate Events.  Without limiting the adjustments required or permitted under Section 3.3, except as provided in Section 10.2(a) (and without otherwise limiting the authority granted hereunder to the Committee), the Committee shall have the authority, to effect, at any time and from time to time, upon the occurrence of a Corporate Event (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers or kinds of securities and having an Award Price which may be the same as or different than the Award Price of the Awards being cancelled, (ii) the cancellation of any or all outstanding Awards in exchange for payment to the applicable Participants of an amount equal to (A) an equivalent value in other securities, cash or properties or (B) an amount equal to the amount by which they are “in-the-money” which may be no consideration for Awards that are not “in-the-money,” as determined by the Committee and (iii) the amendment of the terms and conditions of any and all outstanding Awards; provided, however, that no such action shall materially adversely affect the rights or benefits of a Participant under any outstanding Award without the consent of such Participant.

3.6 Acceleration.  Subject to the requirements of Section 162(m), in the case of a Section 162(m) Award, and Section 409A, in the case of an Award that provides for the “deferral of compensation” within the meaning of Section 409A, the Committee shall have authority to accelerate the vesting, exercisability or payment of any and all outstanding Awards at any time or on the occurrence of any event or circumstance.

3.7 Foreign Employees.  In order to facilitate the grant of Awards under this Plan to Participants who are foreign nationals, or who are employed by the Company outside of the United States, the Committee may prescribe such special terms for Awards, approve such supplements or amendments to, or alternative versions of, this Plan, as it may consider necessary, appropriate or expedient to accommodate differences in local law, rule, regulation, tax policy or custom without thereby affecting the terms of this Plan for any other purpose; provided, however, that no such supplements, amendments or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been supplemented or amended to eliminate such inconsistency without further approval by the stockholders under rules of any market or exchange on which the Shares are then listed.

4. Administration and Approval

4.1 Committee.  This Plan shall be administered by the Committee, which shall have all rights, powers and authorities necessary, appropriate or expedient in connection therewith. Neither the Company nor any member of the Committee shall be liable for any action, omission or determination made in good faith with respect to this Plan or any Award, including any failure of an Award to qualify as a Section 162(m) Award or an Incentive Stock Option Award or meet the requirements for exemption from or compliance with Section 409A. Except to the extent prohibited by applicable laws, rules or regulations, the Committee shall have the authority to delegate administration of this Plan, in whole or in part, to third party service providers and administrators as well as Employees. Without limiting the preceding sentence, but subject to Section 10.2(a), the Committee shall have the authority to delegate to the CEO, or his designee, authority to (i) administer the Plan and (ii) designate Employees to participate in a pool of Awards, the terms and conditions of which (including the aggregate number of Shares subject to Awards within the pool) shall have been specified by the Committee. Where appropriate in order to give effect to a delegation under this Section 4.1, references to the Committee shall also include the CEO or such designee.

4.2 Discretionary Authority.  Subject only to the express limitations of this Plan, the Committee shall have authority to determine the Eligible Persons to whom, and the time or times at which, Awards are granted, the type of Awards granted, the number of Shares subject to Awards, the Award Price (if any) of Awards, the time or times at which Awards vest and become exercisable or payable, the form in which Awards become payable, the term of Awards, the procedures for exercise and settlement of Awards and all other terms and conditions of Awards. Subject only to the express limitations of this Plan, the Committee shall have sole authority to interpret this Plan and each Award, to make all factual determinations under this Plan and each Award (including determinations as to the achievement of Performance Measures), and to make all other decisions necessary or advisable for administration of this Plan and any Award. The Committee shall have the authority to prescribe, amend and rescind rules and regulations relating to this Plan and the administration thereof. The Committee may amend this Plan or any Award Agreement to correct any defect, error or omission or to reconcile any inconsistency herein or therein. The determinations of the Committee under this Plan need not be uniform and may be made selectively among Persons who receive, or are eligible to receive, Awards, whether or not such Persons are similarly situated. All interpretations, determinations, decisions and actions by the Committee may be made in the exercise of its sole discretion and shall be final and binding upon all parties.

4.3 Terms of Awards.  The Committee shall establish the material terms and conditions of each Award at the time it grants such Award. Such terms and conditions may include payment of any Award Price in Shares, cash or a combination thereof (which form of payment may be either prescribed by the Committee or subject to the discretion of the Company or the Participant), Performance Measures, tandem or reload features, vesting schedules (and provisions regarding acceleration of vesting), registration provisions (including indemnification and contribution arrangements), provisions relating to withholding of taxes, Transferability provisions, forfeiture and clawback provisions, anti-dilution provisions and provisions relating to the effect of a Change in Control or Corporate Event, provisions relating to voting, dividends and distributions, and exercise provisions (including provisions relating to conditional exercises, net exercises and timing of payment of Award Prices). Subject to Sections 3.4 and 3.5, each Award shall be evidenced by an Award Agreement that shall include such terms and conditions.

4.4 Section 409A.  Notwithstanding anything contained herein to the contrary, the terms of the Plan are intended to, and shall be interpreted and applied so as to, comply in all respects with Section 409A. The Committee may amend the terms of any Award in order to cure any potential defects under Section 409A, in a manner deemed appropriate by the Committee, without the consent of the Participant. It is the intention of the Corporation that no Award be subject to the additional tax imposed by Section 409A(b)(5)(i) of the Code. Without limiting the generality of the foregoing, it is intended that (i) all Options will be granted in a manner so that they will be exempt from Section 409A and (ii) all other Awards will be granted in a manner so that they either (a) do not provide for a deferral of compensation subject to Section 409A or (b) will be subject to Section 409A. If an Award is intended to be subject to Section 409A, then the Award shall be settled and paid in a single lump sum as of a specified date upon the Participant’s Separation from Service or upon the earlier of such dates, as specified by the Committee at the time of grant, and shall otherwise be granted, administered, settled and paid in accordance with Section 409A; provided, however, that no such settlement or payment shall be made to a Specified Employee upon a Separation from Service before the date which is 6 months after the date of the Specified Employee’s Separation from Service (or, if earlier, the date of death of the Specified Employee); provided, further, that Performance Share Awards and Performance Unit Awards may be paid upon a Change in Control that is a permissible payment event under Section 409A. Nothing in this Section 4.4 shall be construed as an admission that any of the compensation and or benefits payable under this Plan constitutes “deferred compensation” subject to Section 409A.

4.5 Notices.  The Corporation shall use reasonable efforts to inform Participants of (i) the record date, if any, for any Corporate Event sufficiently in advance to enable them to exercise vested Awards or, if otherwise permitted by the terms thereof then in effect, unvested Awards prior to such record date and (ii) any adjustments pursuant to Section 3.3, 3.4, 3.5 or 3.6; provided, however, that neither the Company nor any director, officer, employee, agent, consultant or representative of the Company shall be liable for failure to do so and the failure to do so shall not affect the authorization, validity, enforceability or consummation of any Corporate Event.

4.6 Stockholder Approval.

(a) To make Awards of Incentive Stock Options, this Plan must be approved by the stockholders in a manner intended to comply with Sections 422(b)(i) of the Code no later than the earlier of (i) 12 months following the Effective Date and (ii) the date an Award is first settled under the Plan.

(b) To make Section 162(m) Awards, until such time as this Plan is approved by the stockholders in a manner intended to comply with Section 162(m), any such Awards must be contingent on such stockholder approval and no such Awards may be settled prior to such stockholder approval. In addition, to make Section 162(m) Awards following the expiration of any prior stockholder approval, this Plan must be reapproved by the stockholders in accordance with the requirements of Section 162(m).

5. Eligibility and Awards

All Eligible Persons are eligible to be selected by the Committee to receive an Award under this Plan. Except as otherwise agreed by the Company, no Person shall have a right to receive an Award or, having received an Award in the past, have a right to again receive an Award. The Committee is expected to consult with the CEO before granting Awards, except in cases where the Committee determines that such consultation would be inappropriate; provided, however, the authorization, validity and enforceability of any Award shall not be adversely affected due to any failure to so consult.

6. Stock Option Awards

6.1 Grant of Option Awards.  An Option Award may be granted to any Eligible Person selected by the Committee; provided, however, that, in addition to any other limitations required to comply with the applicable provisions of the Code, Incentive Stock Options shall be granted only to Employees. Unless otherwise designated by the Committee and complying with the applicable provisions of the Code, each Option shall be a Non-Qualified Stock Option.

6.2 Exercise Price.  Except in the case of Substitute Awards, the Committee shall prescribe the Exercise Price per Share under each Option Award; provided, however, that the Exercise Price per Share under an Option Award (other than a Substitute Award) shall not be less than the Fair Market Value per Share on the Grant Date.

6.3 Vesting; Term of Option Award.  The Committee shall prescribe the number of Shares covered by an Option Award and the time or times at which, and the conditions upon which, each Option Award shall become vested and exercisable, if any. The Committee shall prescribe the term of each Option Award; provided, however, that no Option Award shall have a term that is longer than ten years after the applicable Grant Date.

6.4 Repricing.  Notwithstanding anything contained herein to the contrary, the Committee shall not have authority, without stockholder approval, to (i) amend previously granted Option Awards to reduce the Exercise Price of such Option Awards or (ii) except pursuant to Sections 3.3, 3.4 or 3.5, cancel such Option Awards and grant replacement Awards with a lower Exercise Price than the Option Awards being cancelled.

6.5 Exercise of Option Award.  Subject to such terms and conditions set forth in this Plan or as may be prescribed by the Committee, an exercisable Option Award may be exercised in whole or in part at any time during the term thereof by delivery of written notice to the Corporation, together with payment of the aggregate Exercise Price applicable to the Shares underlying such Option Award, or the part thereof, exercised. Such payment shall be made in cash; provided, however, that the Committee may: (i) allow a delay in payment of up to thirty (30) days from the date of exercise; (ii) allow payment, in whole or in part, through the delivery of Shares already owned by the Participant, duly endorsed for Transfer to the Corporation with a Fair Market Value on the date of delivery equal to such aggregate Exercise Price; (iii) allow payment, in whole or in part, through the surrender of Shares then issuable upon exercise of such Award having a Fair Market Value on the date of exercise equal to such aggregate Exercise Price; (iv) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee; (v) if the Shares are then publicly traded, allow payment, in whole or in part, through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares issuable upon such exercise and that the broker has been directed to pay a portion of the net proceeds of the sale to the Corporation sufficient to pay such aggregate Exercise Price; or (vi) allow payment through any combination thereof. In the case of a promissory note, the Committee may also prescribe the form of such note and the security, if any, to be given for such note.

6.6 Additional Rules for Incentive Stock Options.

(a) No Incentive Stock Option shall be granted to a Participant to the extent that, as a result of such grant, the aggregate Fair Market Value (determined as of the proposed Grant Date) of the Shares with respect to which “incentive stock options” under Section 422 of the Code are exercisable for the first time in any calendar year under this Plan and all other plans of the Company would exceed the maximum amount permitted under Section 422(d) of the Code. This limitation shall be applied by taking “incentive stock options” under Section 422 of the Code into account in the order in which granted.

(b) No Incentive Stock Option Award shall provide that such Incentive Stock Option may be exercised later than three months following termination of employment of the Participant with the Company, except to the extent permitted under special rules relating to death and disability in accordance with Section 422 of the Code.

(c) Notwithstanding anything contained herein to the contrary, the terms and conditions of an Incentive Stock Option Award may contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee so as to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code; provided, however, the authorization, validity and enforceability of any Incentive Stock Option Award shall not be adversely affected due to a failure to comply with Section 422 of the Code. Such terms and conditions, together with the terms of this Plan, shall be interpreted so as to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. Such terms and conditions shall include, if applicable, limitations on Incentive Stock Options granted to owners of ten percent or more of the Company. An Incentive Stock Option shall be treated as a Non-Qualified Stock Option to the extent that requirements applicable to “incentive stock options” under Section 422 of the Code shall not be satisfied, shall not be Transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the applicable Participant only by such Participant.

(d) If Shares acquired by exercise of an Incentive Stock Option are disposed within two years following the Grant Date or one year following the delivery of such Shares to the Participant upon exercise thereof, such Participant must be required to, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding such disposition as the Company may request.

7. Stock Appreciation Rights Awards

7.1 Grant of SAR Awards.  An SAR Award may be granted to any Eligible Person selected by the Committee.

7.2 Base Price.  Except in the case of Substitute Awards, the Committee shall prescribe the base price under each SAR Award; provided, however, that the base price per Share under a SAR Award (other than a Substitute Award) shall not be less than the Fair Market Value of a Share on the Grant Date.

7.3 Vesting; Term of SAR Award.  The Committee shall prescribe the number of Shares covered by SAR Award and the time or times at which, and the conditions upon which, each SAR Award shall become vested and exercisable, if any. The Committee shall prescribe the term of each SAR Award; provided, however, that no SAR Award shall have a term that is longer than ten years after the applicable Grant Date.

7.4 Exercise of SAR Award.  Subject to such terms and conditions set forth in this Plan or as may be prescribed by the Committee, an SAR Award may be exercised in whole or in part at any time during the term thereof by delivery of written notice to the Corporation. Upon exercise of an SAR Award in whole or in part, the Participant shall be entitled to receive such number of Shares that in the aggregate have a Fair Market Value equal to the excess, if any, of (i) the Fair Market Value of the Shares underlying such SAR Award or the part thereof exercised as of the date of exercise over (ii) the aggregate base price applicable to such Shares.

7.5 Freestanding Awards.  Notwithstanding anything contained herein to the contrary, no SAR Award shall be awarded in tandem with an Option Award.

8. Restricted Stock Awards

8.1 Grant of Restricted Stock Awards.  A Restricted Stock Award may be granted to any Eligible Person selected by the Committee.

8.2 Purchase Price.  A Restricted Stock Award may provide for an award of Shares without requiring payment of any purchase price, or may require the Participant to pay a specified purchase price, for the Shares underlying such Restricted Stock Award. The Committee shall prescribe any such purchase price under any Restricted Stock Award.

8.3 Vesting.  The Committee shall prescribe the time or times at which, and the conditions upon which, each Restricted Stock Award shall become vested, if any.

8.4 Restrictions.  The Shares underlying a Restricted Stock Award may be immediately Transferable or subject to restrictions on Transfer. The Committee shall prescribe the time or times at which, and the conditions upon which, each Restricted Stock Award shall become Transferable. The Committee shall prescribe the term for satisfying any conditions to Transferability; provided, however, that such term shall not be longer than seven years after the Grant Date. The Committee may prescribe that the certificates representing the Shares underlying a Restricted Stock Award shall remain in the physical custody of the Company or an agent designated by the Company until all such restrictions and conditions have been satisfied on or are waived, terminated or expired.

8.5 Forfeiture.  Unless otherwise prescribed by the Committee, failure to satisfy any conditions and restrictions to vesting or Transferability shall result in the forfeiture (and return to the Corporation) by the Participant of the Shares underlying the applicable Restricted Stock Award and the return by the Company to the Participant of any purchase price paid by the Participant in respect thereof.

8.6 Rights as Stockholder.  Subject to the terms and conditions set forth in this Plan or as may be prescribed by the Committee, the Participant will have all rights of a stockholder with respect to the Shares underlying a Restricted Stock Award, including the right to vote such Shares and, subject to such requirements as the Committee may prescribe (including requirements as to vesting, Transferability, custody and forfeiture consistent with those applicable to the underlying Shares), to receive all dividends and other distributions paid with respect to such Shares, at the same time and form as other stockholders of the Corporation receive such dividends or distributions or such other time and form as may be prescribed by the Committee.

8.7 Section 83(b) Election.  The Committee may prescribe that a Restricted Stock Award is conditioned upon the applicable Participant refraining from making an election with respect to such Restricted Stock Award under Section 83(b) of the Code. Irrespective of whether a Restricted Stock Award is so conditioned, the applicable Award Agreement shall specify that, if the applicable Participant makes an election pursuant to Section 83(b) of the Code with respect to such Restricted Stock Award, such Participant shall be required to promptly file a copy of such election with the Corporation.
9. Restricted Stock Unit Awards and Phantom Stock Awards

9.1 Grant of Restricted Stock Unit Awards and Phantom Stock Award.  A Restricted Stock Unit Award or a Phantom Stock Award may be granted to any Eligible Person selected by the Committee.

9.2 Vesting.  The Committee shall prescribe the time or times at which, and the conditions upon which, each Restricted Stock Unit Award and Phantom Stock Award shall become vested, if any. The Committee shall prescribe the term for satisfying any such requirements; provided, however, that such term shall not be longer than ten years after the applicable Grant Date.

9.3 Benefit Upon Vesting.  Subject to such terms and conditions set forth in this Plan or as may be prescribed by the Committee, upon vesting of a Restricted Stock Unit Award and Phantom Stock Award, the applicable Participant shall be entitled to receive Shares (with respect to Restricted Stock Unit Awards) or cash (with respect to Phantom Stock Awards) in an amount equal to the Fair Market Value of the Shares underlying such Award on such date.

9.4 Dividends.  Subject to the terms and conditions of this Plan or as may be prescribed by the Committee, the Participant will have, subject to such requirements as the Committee may prescribe (including requirements as to vesting, custody and forfeiture consistent with those applicable to the underlying Shares), the right to receive all dividends and other distributions paid with respect to Shares underlying a Restricted Stock Unit Award and a Phantom Stock Award, at the same time and form as other stockholders of the Corporation receive such dividends or distributions or such other time and form as may be prescribed by the Committee.

10. Performance Share Awards and Performance Unit Awards

10.1 Grant of Performance Share Awards and Performance Unit Awards.

(a) Performance Share Awards and Performance Unit Awards may be granted to any Eligible Person selected by the Committee. Performance Share Awards and Performance Unit Awards shall be based on the achievement, over a specified period, of Performance Measures as prescribed by the Committee. Performance Share Awards and Performance Unit Awards may be paid in Shares, cash or a combination thereof as prescribed by the Committee.

(b) Notwithstanding anything contained herein to the contrary, the Committee’s obligations under Section 10.2 cannot be delegated.

10.2 Qualified Performance-Based Compensation.

(a) The Committee may specify Awards are intended to be considered “qualified performance-based compensation” under Section 162(m). In connection with granting Section 162(m) Awards, the Committee must satisfy the requirements of Section 162(m) with respect to who is entitled to grant such Awards. To the extent applicable, any Award intended to constitute a Section 162(m) Award shall be conditioned on the achievement of one or more Performance Objectives during a Performance Period. The Committee shall use reasonable efforts to take such action as is required so that Awards intended to constitute Section 162(m) Awards comply with Section 162(m). Notwithstanding anything contained herein to the contrary, Section 162(m) Awards shall be granted only by vote or consent of a committee or by unanimous vote or consent of the Board where at least two directors shall satisfy the requirements for an “outside director” under Section 162(m) and the grant of Section 162(m) Awards and establishment of Performance Objectives and Performance Periods shall be made during the times specified and in accordance with the terms of Section 162(m). To the extent that any such Awards are intended to be “qualified performance-based compensation” under Section 162(m), no such Award may be made as an alternative to another Award that is not designated as “qualified performance-based compensation” but instead must be separate and apart from all other Awards.

(b) When Performance Share Awards or Performance Unit Awards intended to be considered “qualified performance-based compensation” are granted, the Committee shall establish (i) the objective Performance Objectives that must be met, (ii) the Performance Period during which performance will be measured, (iii) the maximum amounts that may be paid if the Performance Objectives are met and (iv) any other conditions that the Committee deems appropriate and consistent with this Plan and the requirements of Section 162(m) for “qualified performance-based compensation.” The Committee shall establish the Performance Objectives either before the beginning of the Performance Period or during a period ending no later than the earlier of (A) 90 days after the beginning of the Performance Period or (B) the date on which 25% of the Performance Period has been completed or such other date as may be required or permitted under Section 162(m). The Committee may, at any time during the first 90 days of the Performance Period (or, if shorter, the first 25% of the Performance Period, as allowed under Section 162(m)), adjust or modify the calculation of a Performance Objective. Performance Objectives must be established in a written form within the time prescribed by Section 162(m). The Performance Objectives shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the Performance Objectives be substantially uncertain at the time they are established and that the Performance Objectives be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Objectives have been met. Except as provided in this Section 10.2(b), the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of Performance Objectives.

(c) The Committee shall certify and announce the results for the Performance Period to all relevant Participants. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the Performance Objectives and the terms of each Award Agreement.

(d) The Committee may provide that Awards shall be settled, in whole or in part, in the event of the Participant’s death or Disability, a Change in Control or under other circumstances consistent with Section 162(m) and Section 409A.

(e) Unless the Committee prescribes otherwise, Performance Share Awards and Performance Unit Awards will be payable in a lump sum prior to the 15th day of the third month of the year immediately following the year in which the end of the Performance Period occurs in accordance with the applicable short-term deferral exception provisions of Section 409A or, in accordance with procedures established by the Committee and the applicable provisions of Section 409A, on a deferred basis.

11. Substitute Awards, Dividend Equivalents and Other Awards

Substitute Awards, Dividend Equivalents and Awards other than Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Phantom Stock, Performance Share and Performance Unit Awards may be granted to any Eligible Person selected by the Committee. Such other Awards may be granted alone or in addition to any other Awards granted under this Plan and may be paid in Shares or cash as the Committee shall determine. The terms and conditions of such Awards shall be prescribed by the Committee.

12. Requirements for Issuance of Shares and Restrictions on Transfer

12.1 Share Certificates and Delivery.

(a) Shares issued hereunder may be evidenced in such manner as the Corporation may deem necessary, appropriate or expedient, including book entry registration or issuance of a physical certificate, which may be retained by the Secretary of the Corporation or such escrow agent as the Corporation may appoint. Shares issued hereunder may be delivered in such manner as the Corporation may deem necessary, appropriate or expedient, which may include delivery in book entry form by causing the Shares to be credited to the Participant’s account (to be opened and maintained by the Participant) at such brokerage firm as may be designated from time to time by the Corporation to assist in the administration of the Plan (the “Broker”). When Shares are delivered in book-entry form, such delivery as well as all subsequent Transfers and other matters relating to the Shares will be subject, in addition to all other provisions hereof, to the rules and requirements imposed by the Broker and such administrative rules and requirements as may be imposed by the Corporation.

(b) Prior to vesting and payment of any applicable loans, the Shares will be subject to stop transfer instructions given by the Corporation to the Broker and the transfer agent for the Shares. Upon vesting of any Shares, such stop transfer instructions will be terminated (except to the extent that any Shares may be subject to loans or sold to satisfy applicable withholding requirements). Upon forfeiture of any Shares, the Broker and such transfer agent will be instructed to debit such Shares from such account and return them to the Corporation. Each physical certificate and each book entry, in each case relating to Shares may include such restrictive legends in such forms as the Corporation may deem convenient, expedient, necessary or appropriate relating to the restrictions under this Plan or the applicable Award Agreement, as applicable, applicable securities, tax or other laws or applicable rules of any securities exchange or market.

12.2 Delivery of Cash.  All cash payments in satisfaction of an Award (other than Dividend Equivalents) shall equal the Fair Market Value of the Shares to which the cash payment relates, determined as of the Exercise Date or the settlement date of the Award, as applicable, and such payment shall be made within 3 business days thereafter.

12.3 Securities Laws.  Notwithstanding anything contained herein or in any Award Agreement to the contrary, no Shares shall be issued or Transferred in connection with any Award unless and until all requirements under securities and other laws, rules and regulations, under the rules of any securities exchange or market on which the Common Stock is then listed and under Company policies and procedures shall have been complied with.

12.4 Legends.  Certificates and book entries representing Shares issued or Transferred under this Plan may be subject to such stop-transfer orders and other restrictions, and bear such other legends, as the Corporation may deem necessary, appropriate or expedient.

12.5 Registration.  The Corporation shall use commercially reasonable efforts to file, at its expense, a registration statement or statements on Form S-8 (or any applicable successor Form) to register the sale, issuance, transfer or resale of the Shares subject to this Plan under the Securities Act, at such time or times as the Corporation may deem necessary, appropriate or expedient. Any issuance, transfer or resale of Shares pursuant to such registration statement or statements shall be subject to (i) the continued effectiveness of such registration statement or statements and (ii) any blackout, insider trading, short-swing profits, holdback or other trading restrictions which the Corporation may impose or to which the Participant may be subject, by law, rule or regulation, under Company policies, or otherwise. For so long as the Shares subject to this Plan are not registered for issuance by the Corporation, the Corporation shall be under no obligation to issue or deliver any Shares pursuant to an Award unless such Shares may be issued and delivered without such registration pursuant to an available exemption therefrom, the terms and conditions of such exemption shall have been fully complied with and the Corporation elects to rely thereon (which it shall be under no obligation to do). In connection therewith, the Participant may be required to make representations similar to those set forth in Annex A.

12.6 No Company Liability.  The Corporation shall have no liability to a Participant in respect of any loss, expense, cost, damage or claim in respect of an Award due to a delay in delivery or issuing, or failure to deliver or issue, any Share or to notify the Participant that an Award may be exercised or settled due to the fact that the Corporation is unable or reasonably believes that it is unable to deliver Shares in compliance with applicable securities, tax and other laws, rules and regulations or force majeure. In addition, the Corporation shall have no liability in respect of any Award that expires prior to exercise or settlement, or that is terminated, cancelled or otherwise forfeited, pursuant to the terms of this Plan or the applicable Award Agreement.

12.7 Indemnification.  Any Participant for whom the resale of Shares is included in a registration statement or statements will indemnify the Corporation, each of its directors and officers and each Person who Controls the Corporation (other than such Participant) against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or statements, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, each of its directors and officers and each Person controlling the Corporation (other than such Participant) for all legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged statement) or omission (or alleged omission) is made in such registration statement or statements in reliance upon and in conformity with written information furnished to the Corporation by such Participant with respect to such Participant; provided, however, that the liability of any such Participant under this Section 12.7 shall be limited to the amount of proceeds received by such Participant in the resale giving rise to such liability.

12.8 Market Stand-Off Agreement.  In the event of a public offering of the Corporation’s securities and upon request of the Corporation, each Participant shall agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares or take any similar actions as may be specified by the Corporation, without the prior written consent of the Corporation for such period of time (not to exceed one hundred eighty (180) days from the effective date of the applicable registration statement or statements) as may be specified by the Corporation.

13. Miscellaneous Plan Provisions

13.1 Conflicts.  In the event of a conflict between the terms of this Plan and any Award Agreement, the terms of this Plan shall prevail.

13.2 Forfeiture Events.  Unless otherwise provided in an Award Agreement, in addition to any otherwise applicable continued employment or performance conditions as prescribed by the Committee, a Participant’s rights, payments, gains and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture and recoupment by or at the direction of the Committee upon termination of employment for Cause, violation of Company policies, breach of noncompetition, confidentiality or other restrictive covenants, engagement in Detrimental Conduct and any other events specified by the Committee and set forth in an Award Agreement.

13.3 No Transfer of Awards; Plan Binding; Beneficiaries.  Unless otherwise prescribed by the Committee, Awards shall not be Transferable, except by will or by the laws of descent and distribution, and, during the lifetime of a Participant, Awards shall be exercised only by the Participant or by his guardian or legal representative. This Plan shall be binding upon the Corporation and its successors and the Participants and their permitted successors in interest. Each Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to take any action, make any election and receive any rights, payments, benefits or gains under an applicable Award following such Participant’s death.

13.4 Deferrals of Payment.  Notwithstanding anything contained herein to the contrary, the Committee may permit a Participant to defer the receipt of payment or delivery of cash, securities, rights or other property that would otherwise be due to such Participant by virtue of the exercise of or the satisfaction of vesting or other conditions or restrictions with respect to an Award. If any such deferral is to be permitted, the Committee shall establish the rules and procedures relating to such deferral, including the period of time in advance of payment or delivery when an election to defer is required to be made, the time period of the deferral, the events that would result in payment or delivery of the deferred amount, the interest or other earnings attributable to the deferred amount and the method of funding (if any) attributable to the deferred amount. Any deferrals made pursuant to this Section 13.4 shall be made in a manner and subject to terms and conditions so as to comply with Section 409A.

13.5 Rights as Stockholder.  Except as otherwise provided in this Plan, no Participant shall have any rights (including rights with respect to voting, dividends or distributions) with respect to any securities underlying an Award until the date such securities are delivered to the Participant.

13.6 Employment or Service.  Nothing in this Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant the right to continue in any capacity in which he is employed by, or otherwise serves, the Company and shall not interfere in any way with any right that the Company would otherwise have to terminate his or her employment or other service at any time.

13.7 Other Compensation and Benefit Plans.  After the Effective Date, no further awards shall be granted under any of the Terminated Plans. The adoption of this Plan shall not affect any future stock incentive or other compensation plans of the Company and shall not preclude the Company from establishing any other forms of stock incentive or other compensation for Employees, Non-Employee Directors or other Persons. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other benefits of such Participant are determined, including benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan. The Plan shall not entitle Eligible Persons or Participants to any future compensation. The Plan is not an element of the Employees’ base salary or base compensation and shall not be considered as part of such in the event of severance, redundancy, or resignation. The Company has no obligation to offer incentive plans to Eligible Persons or Participants in the future. This Plan shall be effective only for the time period specified herein. The Company assumes no obligation to any Participant under this Plan with respect to any doctrine or principle of acquired rights or similar concept.

13.8 Tax Withholding. The Participant or his successor in interest shall be responsible for payment of all taxes and other charges required by law to be withheld from an Award or securities, cash or other property paid or delivered in settlement of an Award. Payment shall be made: (i) in cash or by check; (ii) at the discretion of the Committee, in Shares, valued at the Fair Market Value of such Shares on the applicable date; (iii) by deduction from the settlement of the applicable Award; (iv) at the discretion of the Committee, by a combination of the methods described above; or (v) by such other method as may be approved by the Committee. Without limiting the foregoing, the Company may deduct from other compensation, including wages, to be paid by the Company or withhold from any Shares or cash or other property deliverable under this Plan in settlement of an Award, in the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Awards.

13.9 Unfunded Plan.  This Plan shall be unfunded. Neither the Company nor any other Person shall be required to establish any special or separate fund or to make any other segregation of assets to assure the settlement of any Awards. Nothing contained in this Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or any other Person and any Participant (or any of his successors in interest). No Participant or other Person shall under any circumstances acquire any property interest in any specific assets of the Company or any other Person. To the extent that any Person acquires a right to receive settlement from the Corporation hereunder, such right shall be no greater than the right of an unsecured general creditor of the Corporation. Neither the adoption of this Plan nor the setting aside of securities, cash or other property by the Company with which to discharge its obligations hereunder shall be deemed to create a trust or other funded arrangement. The Company shall have the right to implement or set aside securities, cash or other property in a grantor trust, subject to the claims of the Company’s creditors, to discharge its obligations under this Plan.

13.10 Interpretation.  Unless otherwise expressly stated in the Plan:

(a) the words “hereof,” “hereby” and “hereunder,” and correlative words, refer to this Plan as a whole and not any particular provision;

(b) the words “includes” and “including,” and correlative words, are deemed to be followed by the phrase, “without limitation”;

(c) the word “written” and the phrase “in writing,” and correlative words and phrases, include e-mail, PDF and facsimile transmissions;

(d) the words “asset” and “property” are synonymous and include owned, leased and licensed real, personal and intangible property of every kind, including contractual rights, tort claims, cash, securities and information;

(e) the masculine, feminine and neuter form of a word includes the other forms of such word and the singular and plural forms of a word have correlative meanings;

(f) the word “or” is not exclusive;

(g) the words “will” and “shall” be construed to have the same meaning and effect;

(h) references to a Person shall include the successors and assigns thereof, except to the extent otherwise expressly provided in this Plan;

(i) references made to any law or regulation herein, unless explicitly provided otherwise, are references to such law or regulation as amended, supplemented, modified, replaced or construed;

(j) capitalized terms that are correlative to terms defined in Section 2 shall have correlative meanings; and

(k) the headings set forth herein have been inserted for convenience of reference only, shall not be considered a part of this Plan and shall not limit, modify or affect in any way the meaning or interpretation of this Plan.

13.11 Severability.  If any provision of this Plan or any Award is or becomes, or is deemed by the Committee to be, invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify this Plan or any Award under any law, rule or regulation deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, rules or regulations or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or such Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of this Plan and such Award shall remain in full force and effect.

13.12 GOVERNING LAW.  THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEVADA (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEVADA).

13.13 Fractional Shares.  No fractional Shares shall be delivered pursuant to this Plan or any Award, and the Corporation shall determine whether cash or other securities shall be paid or delivered in lieu of any fractional Shares or whether any fractional Shares or rights thereto shall be canceled or otherwise eliminated.

13.14 Assignment and Successor.  The obligations of the Corporation under the Plan shall be binding upon any successor Person, whether resulting from the merger, consolidation, reorganization, asset sale or otherwise. The Corporation shall take all such actions as may be necessary so the Plan and any Award Agreement entered into hereunder is binding on each such successor. This Plan shall be binding upon each Participant, his beneficiaries, his estate (which includes his executor or administrator) and his Transferees.

13.15 Compliance with Law.

(a) Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Committee may amend, supplement or cancel any Award to the extent necessary to comply with applicable law, rule or regulation.

(b) With respect to Participants subject to Section 16 of the Exchange Act transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Participants that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Participant in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by applicable laws, rules and regulations and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Participants is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Participants, to the extent permitted by law and deemed advisable by the Committee.

13.16 Limitation of Liability.

(a) Except for indemnification provisions specifically set forth in this Plan or an Award Agreement, no Person shall be liable for any special, indirect, incidental, consequential or punitive damages arising out of any breach of this Plan or an Award Agreement, even if informed of the possibility of such damages in advance.

(b) Except for performance of payment obligations, no Person shall be liable for its failure to perform under this Plan or an Award Agreement, and the obligation of any Person to perform hereunder and thereunder shall be suspended, to the extent that performance is made impracticable, delayed or prevented, in whole or in part, due to any occurrence beyond its reasonable control, including: acts of God; inclement weather; floods; accidents; strikes; lockouts; fires; wars; equipment failures; labor disputes; labor sabotage; riots; terrorism; demonstrations; embargoes; laws, rules, regulations, orders or decrees of governmental or other authorities, whether valid or invalid (including import or export prohibitions or priorities, requisitions, allocations and price adjustment restrictions); inability to obtain or unavoidable delay in obtaining necessary power, materials, facilities, services or equipment; or interruption or unavoidable delay in communication or transportation. If the obligations of a Person are suspended pursuant to the preceding sentence, such Person shall use commercially reasonable efforts to remedy the cause of the suspension as expeditiously as possible, except that such requirement shall not require the settlement of strikes, lockouts or other labor difficulties, the incurrence of capital expenses, or the employment of additional personnel.

13.17 Leave.  If approved by the Committee, an Employee’s absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose under the Plan; provided, however, that, to the extent that an Award under this Plan is subject to Section 409A, such absence or leave shall be considered a Separation from Service to the extent so provided by Section 409A.

13.18 Effective Date.  This Plan shall become effective on the date of approval of this Plan by the Board.

13.19 Termination.  The authority to grant new Awards under this Plan shall terminate on the date immediately preceding the tenth anniversary of the Effective Date. The Board may, at any earlier date, terminate this Plan. No termination of this Plan shall materially adversely affect any Award theretofore granted, without the consent of the applicable Participant (or his estate, beneficiaries or permitted Transferee, unless such right has been reserved in this Plan.

13.20 Amendment.  The Board may, at any time and from time to time and in any respect, amend or supplement this Plan. The Board may seek the approval of any amendment or supplement by the stockholders to the extent that it deems necessary or advisable, in its sole discretion, for purposes of compliance with the Code, the listing requirements of any market or exchange or any other purpose. No amendment or supplement of this Plan shall adversely affect any Award theretofore granted without the consent of the applicable Participant (or his permitted successor in interest), unless such right has been reserved in this Plan or such amendment or supplement is required to comply with applicable laws, rules or regulations.

13.21 Survival.  The authority of the Committee to take any action (other than grant new Awards) hereunder shall continue after the authority for grant of new Awards hereunder has been exhausted or terminated (and, for these purposes, new Awards do not include actions taken under Section 3.3, 3.4 or 3.5 or grants of Substitute Awards).

Representations by Participant

(a) The Participant understands that the acquisition of the Shares has not been approved or disapproved by the Securities and Exchange Commission or any administrative agency charged with the administration of the securities laws of any state and represent that he has had access to all material information and is knowledgeable about the Company, its business, opportunities, risks and uncertainties, and the material facts and circumstances relating to any investment therein and that all documents, records and books pertaining to this investment have been made available upon reasonable notice for inspection by him or his purchaser representative, counsel, accountant or business advisor.

(b) The Participant represents that he (i) is able to bear the economic risks of this investment, (ii) is able to hold this investment for an indefinite period of time, (iii) is presently able to afford a complete loss of this investment and (iv) has no need for liquidity in this investment.

(c) The Participant represents that the Shares will be acquired in good faith solely for his own account for investment purposes only and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof.

(d) The Participant represents that he has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any Person to sell, Transfer or pledge to any Person any of the Shares or any part thereof and has no present plans to enter into any such contract, undertaking, understanding, agreement or arrangement.

(e) The Participant understands that the legal consequences of the representations set forth herein are that he must bear the economic risks of this investment for an indefinite period of time because the Shares have not been registered under the Securities Act, or the securities law of any state and, therefore, cannot be sold unless they are subsequently so registered or an exemption from such registration is available.

(f) The Participant understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares and that the Corporation is relying on the truth and accuracy of the representations and warranties and confirmations made by the Participant in offering the Shares to him without having first registered the Shares under the Securities Act and any applicable state securities laws.

(g) The Participant consents to the placement of a restrictive legend or legends on any certificate evidencing the Shares.

(h) The Participant represents that he (i) is ☐/ is not ☐ (check one box) an “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is not, and is not required to be, registered as a broker-dealer under the Exchange Act and (iii) is not and will not be acquiring the Shares as a result of any general solicitation or general advertisement.